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                                                                        Ex 10.11

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of December 20, 1999, by and between LEXENT INC., a Delaware corporation (the "Company"), and VICTOR P. DEJOY, SR. (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS the Company desires to induce the Employee to enter into employment with the Company for the period provided in this Agreement, and the Employee is willing to accept such employment with the Company on a full-time basis, all in accordance with the terms and conditions set forth below;

                  NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

                  1.  Employment.

                  (a) The Company hereby agrees to employ the Employee, and the Employee hereby agrees to accept such employment with the Company, commencing on December 20, 1999 (the "Commencement Date") and continuing for the period set forth in Section 2 hereof, all upon the terms and conditions hereinafter set forth.

                  (b) The Employee affirms and represents that as of the commencement of his employment by the Company on the Commencement Date, he will be under no obligation to any former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, the Employee's acceptance of employment hereunder with the Company, the employment of the Employee by the Company, or the Employee's undertakings under this Agreement.

                  2. Term of Employment. Unless earlier terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall be for a period beginning on the Commencement Date and ending on December 31, 2003. The period from the Commencement Date until December 31, 2003, or, in the event that the Employee's employment hereunder is earlier terminated as provided herein, such shorter period, is hereinafter called the "Employment Term"(the "Employment Term").

                  3. Duties. The Employee shall be employed as Executive Vice President of the Company and President of the Company's wholly-owned subsidiary, National Network Technologies, LLC, a Delaware limited liability company ("NNT"), shall faithfully perform and discharge
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such duties as inhere in the positions of Executive Vice President of the Company and President of NNT as may be specified in the By-laws of the Company or the Limited Liability Company Agreement of NNT with respect to such positions, and shall also perform and discharge such other duties and responsibilities consistent with such position as the Board of Directors of the Company (the "Board of Directors") shall from time to time determine. The Employee shall report to the Chief Executive Officer of the Company. The Employee shall perform his duties principally at offices of the Company in New York City, New York, with such travel to such other locations from time to time as the Chief Executive Officer may reasonably prescribe. Except as may otherwise be approved in advance by the Board of Directors, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Employee shall devote his full business time throughout the Employment Term to the services required of him hereunder. The Employee shall render his business services exclusively to the Company and its subsidiaries during the Employment Term and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company and its subsidiaries in a manner consistent with the duties of his positions.

                  4.  Compensation.

                  (a) Salary. As compensation for the performance by the Employee of the services to be performed by the Employee hereunder during the Employment Term, the Company shall pay the Employee a base salary at the annual rate of Two Hundred and Forty Thousand Dollars ($240,000) (said amount, together with any increases thereto as may be determined from time to time by the Board of Directors in its sole discretion, being hereinafter referred to as "Salary"). Any Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices from time to time in effect.

                  (b) Bonus. The Employee shall be eligible to receive bonus compensation from the Company in respect of each fiscal year (or portion thereof) occurring during the Employment Term in an amount targeted at 40% of his Salary (pro rated for any portion of a fiscal year occurring during the Employment Term) if the Company achieves the target performance objectives established by the Compensation Committee of the Board of Directors (the "Compensation Committee") with respect to such fiscal year. The Employee shall also be eligible to receive additional bonus compensation from the Company in respect of each fiscal year (or portion thereof) occurring during the Employment Term for exceptional performance as may be determined by the Compensation Committee in its sole discretion. In any event, the Employee shall be entitled to receive an aggregate bonus (in addition to the Initial Payment discussed in (c) below) of not less than $115,000 in respect of the fiscal year ending December 31, 2000 (pro rated as aforesaid if the Employment Term ends prior to December 31, 2000).

                  (c) Initial Payment. In connection with the execution and delivery by the Employee of this Agreement, the Company shall pay the Employee a one-time bonus in

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         the amount of $50,000 (the "Initial Payment") in respect of the fiscal year ending December 31, 2000 on January 15, 2000. The Employee shall not receive any bonus in respect of the fiscal year ending December 31, 1999.

                  5.  Other Benefits; Options.

                  (a) General. During the Employment Term, the Employee shall:

                           (i) be eligible to participate in employee fringe benefits and pension and/or profit sharing plans that may be provided by the Company for its senior executive employees in accordance with the provisions of such plans, as the same may be in effect from time to time;

                           (ii) be eligible to participate in any medical and health plans or other employee welfare benefit plans that may be provided by the Company for its senior executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;

                           (iii) be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, provided that such number of paid vacation days in each calendar year shall not be less than fifteen (15) work days (three calendar weeks); the Employee shall also be entitled to all paid holidays given by the Company to its senior executive officers;

                           (iv) be entitled to sick leave, sick pay and disability benefits in accordance with any Company policy that may be applicable to senior executive employees from time to time; and

                           (v) be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by the Employee in the performance of his duties hereunder in accordance with the Company's normal policies from time to time in effect.

                  (b) Grant of Initial Options. In connection with the execution and delivery of this Agreement by the Employee, the Company is granting to the Employee options ("Initial Options") to purchase 350,000 shares of Company Common Stock, $.001 par value ("Common Stock"), at a purchase price of $10.00 per share, of which options to purchase 100,000 shares of Common Stock shall vest immediately and options to purchase the remaining 250,000 shares of Common Stock will vest in thirty-six equal increments over the thirty-six month period beginning on the first anniversary of the Commencement Date, all as provided in the Stock Option Agreements of even date herewith between the Company and the Employee.

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                  (c) Grant of Subsequent Options. In connection with his
         continued employment by the Company, on the first anniversary of the Commencement Date, and on each of the subsequent anniversaries thereof during the Employment Term, the Company agrees to grant the Employee options ("Subsequent Options") to purchase at least 15,000 shares of Common Stock at a purchase price equal to the Fair Market Value (as defined in (d) below) of the Common Stock on the date of grant, which options shall vest in twenty-five percent increments over a four-year period with the first twenty-five percent to vest on the first anniversary of the date of grant. Each grant of these Subsequent Options shall be pursuant to specific terms set forth in a stock option agreement between the Company and the Employee.

                  (d) Fair Market Value. "Fair Market Value" means as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of grant of the particular Subsequent Options and as reported in the Wall Street Journal or such other source as the Compensation Committee deems reliable;

                           (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the average between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of grant of the particular Subsequent Options and as reported in the Wall Street Journal or such other source as the Compensation Committee deems reliable; or

                           (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Compensation Committee.

                  6. Confidential Information. The Employee hereby covenants, agrees and acknowledges as follows:

                  (a) The Employee has and will have access to and will participate in the development of or be acquainted with confidential or proprietary information and trade secrets related to the business of the Company and any present or future subsidiaries or affiliates of the Company (collectively with the Company, the "Companies"), including but

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         not limited to (i) customer lists; related records and compilations of information; the identity, lists or descriptions of any new customers, referral sources or organizations; financial statements; cost reports or other financial information; contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; software programs; reports and correspondence; and management systems, policies or procedures, including related forms and manuals; (ii) information pertaining to future developments such as future marketing or acquisition plans or ideas, and potential new business locations and (iii) all other tangible and intangible property, which are used in the business and operations of the Companies but not made public. The information and trade secrets relating to the business of the Companies described hereinabove in this paragraph (a) are hereinafter referred to collectively as the "Confidential Information", provided that the term Confidential Information shall not include any information (A) that is or becomes generally publicly available (other than as a result of violation of this Agreement by the Employee), (B) that the Employee receives on a nonconfidential basis from a source (other than the Companies or their representatives) that is not known by him to be bound by an obligation of secrecy or confidentiality to any of the Companies or (C) that was in the possession of the Employee prior to disclosure by the Companies.

                  (b) The Employee shall not disclose, use or make known for his or another's benefit any Confidential Information or use such Confidential Information in any way except as is in the best interests of the Companies in the performance of the Employee's duties under this Agreement. The Employee may disclose Confidential Information when required by a third party and applicable law or judicial process, but only after providing immediate notice to the Company of any third party's request for such information, which notice shall include the Employee's intent to disclose any Confidential Information with respect to such request.

                  (c) The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 6 would be inadequate and, therefore, agrees that the Companies shall be entitled to seek injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach by the Employee; provided, however, that nothing contained herein shall be construed as prohibiting the Companies from pursuing any other rights and remedies available for any such breach or threatened breach.

                  (d) The Employee agrees that upon termination of his employment with the Company for any reason, the Employee shall forthwith return to the Company all Confidential Information in whatever form maintained (including, without limitation, computer discs and other electronic media).

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                  (e) The obligations of the Employee under this Section 6
         shall, except as otherwise provided herein, survive the termination of the Employment Term and the expiration or termination of this Agreement.

                  (f) Without limiting the generality of Section 11 hereof, the Employee hereby expressly agrees that the foregoing provisions of this
         Section 6 shall be binding upon the Employee's heirs, successors and legal representatives.

                  7.  Termination of Employment.

                  (a) The Employee's employment hereunder shall be terminated upon the occurrence of any of the following:

                           (i)      death of the Employee;

                           (ii) the Employee's inability to perform his duties on account of disability or incapacity for a period of one hundred eighty (180) or more days, whether or not consecutive, within any period of twelve (12) consecutive months;

                           (iii) the Company giving written notice, at any time, to the Employee that the Employee's employment is being terminated for "Cause" (as defined in (b) below);

                           (iv) the Company giving written notice, at any time, to the Employee that the Employee's employment is being terminated or is not being renewed, other than pursuant to clause (i), (ii) or (iii) above ("Without Cause");

                           (v) the Employee terminates his employment hereunder because the Company, solely due to an Executive Management Stockholder Block (as defined in (c) below), fails to consummate an initial public offering of its Common Stock within one (1) year of the Commencement Date; or

                           (vi) the Employee terminates his employment hereunder for any reason whatsoever (whether by reason of retirement, resignation or otherwise), other than in accordance with (v) above ("Without Good Reason").

                  (b) Cause. The following actions, failures and events by or affecting the Employee shall constitute "Cause" for termination within the meaning of clause (iii) of Section 7 (a) above:

                           (i) an indictment for or conviction of the Employee of, or the entering of a plea of nolo contendere by the Employee with respect to, having committed a felony;

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                           (ii) abuse of controlled substances or alcohol or
         acts of dishonesty or moral turpitude by the Employee that are detrimental to one or more of the Companies;

                           (iii) acts or omissions by the Employee that the Employee knew were likely to damage the business of one or more of the Companies;

                           (iv) negligence by the Employee in the performance of, or disregard by the Employee of, his material obligations under this Agreement or otherwise relating to his employment, which negligence or disregard continue unremedied for a period of fifteen
         (15) days after written notice thereof to the Employee; or

                           (v) failure by the Employee to obey the reasonable and lawful orders and policies of the Board of Directors that are consistent with the provisions of this Agreement.

                  (c) Executive Management Stockholder Block. For purposes of this Agreement, an "Executive Management Stockholder Block" means the decision by the Company's Executive Management Stockholders (as that term is defined in the Stockholders Agreement, dated as of July 23, 1998, among the Company and the stockholders party thereto, as the same may be amended or modified from time to time) to not consent to an initial public offering by the Company of its Common Stock; provided, however, that an Executive Management Stockholder Block shall not be deemed to have occurred if a decision or action by the Board of Directors or the holders of the Company's Series A Convertible Preferred Stock, $.001 par value, prevents the consummation of such an initial public offering.

         8.       Payments Upon Termination.

                  (a) Termination Without Cause. In the event that the Employee's employment is terminated by the Company Without Cause during the period between the Commencement Date and the date six months following the Commencement Date (the "Initial Period"), then the Company shall pay to the Employee, as severance pay or liquidated damages or both, monthly payments at the rate per annum of his Salary at the time of such termination for a period of:

                           (i) eighteen (18) months after such termination if
                  such termination occurs in the first month of the Initial Period;

                           (ii) seventeen (17) months after such termination if
                  such termination occurs in the second month of the Initial Period;

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                           (iii) sixteen (16) months after such termination if
                  such termination occurs in the third month of the Initial Period;

                           (iv) fifteen (15) months after such termination if
                  such termination occurs in the fourth month of the Initial Period;

                           (v) fourteen (14) months after such termination if
                  such termination occurs in the fifth month of the Initial Period;

                           (vi) thirteen (13) months after such termination if
                  such termination occurs in the sixth month of the Initial Period; and

                           (vii) twelve (12) months after such termination if
                  such termination occurs after the end of the Initial Period.

                  (b) Termination by the Employee due to an Executive Management Stockholder Block. In the event that the Employee's employment is terminated by the Employee pursuant to clause (v) of Section 7(a) above during the ninety (90) day period following the date of such Executive Management Stockholder Block, then:

                           (i) the Company shall pay to the Employee, as
                  severance pay or liquidated damages or both, monthly payments at the rate per annum of his Salary at the time of such termination for a period of twenty-four (24) months after such termination; and

                           (ii) the Company shall, upon the request therefor by
                  the Employee as described below, purchase up to 100,000 shares of Common Stock acquired by the Employee pursuant to the exercise of Initial Options upon the following terms and conditions (the "Employee's Put"):

                                    (1) The Employee's Put may be exercised by
                           Employee at any time during the thirty (30) day period following the Employee's termination by giving written notice thereof ("Put Notice") to the Company specifying the amount of shares (up to the maximum referred to above) of Common Stock the Employee wishes to sell to the Company (the "Put Securities"). The date of exercise of the Employee's Put shall be the date of the Put Notice.

                                    (2) Within 30 days following receipt of the
                           Put Notice, the Company shall deliver to the Employee a notice (the "Company Notice") stating the purchase price per share of the Put Securities determined in accordance with clause (4) hereof and a date and place for closing of the purchase (the

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                           "Put Closing"), which date shall be within ninety
                           (90) days after the date the Company receives the Put Notice or, in the event an appraiser is hired pursuant to clause (4) hereof, within ninety (90) days after receipt of such appraiser's determination of the purchase price of the Put Securities.

                                    (3)  At the Put Closing, the Company shall
                           pay to the Employee the purchase price of the Put Securities by check or wire transfer. At such Put Closing, the Employee shall execute and deliver to the Company such stock powers and such other instruments of transfer as counsel for the Company deems necessary to validly and effectively transfer title to the Put Securities to the Company, free and clear of any lien, claim or encumbrance.

                                    (4) The purchase price per share of the Put
                           Securities shall be the Fair Market Value (as defined in Section 5(d) above) of the Common Stock on the date of exercise of the Employee's Put. In the event that such Fair Market Value was determined by the Compensation Committee as described in Section 5(d)(iii) above, the Employee shall have the right to disagree with such determination and elect, within ten (10) days of receipt of the Company Notice, to have the Company select a recognized business appraiser to calculate the purchase price of the Put Securities which shall be the fair market value thereof. The determination of the purchase price by such appraiser will be binding on both parties. All costs and expenses of the appraisal, including, without limitation, all fees of the appraiser, shall be borne by the Company.

                  (c) Payments Limited. Notwithstanding anything to the contrary expressed or implied herein, except as required by applicable law and except as set forth in Sections 8(a) and (b) above, neither the Company nor any of its affiliates shall be obligated to make any payments to the Employee or on his behalf of whatever kind or nature by reason of the Employee's cessation of employment (including, without limitation, by reason of termination of the Employee's employment by the Company for Cause, Without Cause or otherwise), other than (i) such amounts, if any, of his Salary as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts, if any, which may be then otherwise payable to the Employee pursuant to the terms of the Company's benefits plans or pursuant to clause (v) of Section 5(a) above.

                  (d) Interest. No interest shall accrue on or be paid with respect to any portion of any payments under this Section 8.

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                  9.  Non-Assignability.

                  (a) Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee or his beneficiaries or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 9(a) shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death or incapacity. This Agreement may not be assigned by the Company except with the Employee's prior written consent, provided, however, that the Company may assign this Agreement to an affiliate of the Company with the financial resources to fulfill the Company's obligations hereunder.

                  (b) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or to assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  10.  Restrictive Covenants.

                  (a) Competition. During the Employment Term and, in the event the Employee's employment is terminated, during the period (the "Applicable Continuation Period") following such termination and continuing until (i) the last payment is made to the Employee pursuant to Section 8(a) or (b) hereof, as the case may be, or (ii) in the case of a termination of the Employee's employment pursuant to Section 7(a)(iii) or (vi) hereof, the first anniversary of the date of such termination, the Employee will not directly or indirectly (as a director, officer, executive employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with any business or organization which engages in competition with any of the Companies within the meaning of Section 10(d), provided, however, that the provisions of this Section 10(a) shall not be deemed to prohibit the Employee's ownership of not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held company, or ownership, whether through direct or indirect stock holdings or otherwise, of not more than one percent (1%) of any other business.

                  (b) Non-Solicitation. During the Employment Term and during the Applicable Continuation Period, the Employee will not directly or indirectly induce or attempt to induce any employee of any of the Companies to leave the employ of the Company or such subsidiary or affiliate, or in any way interfere with the relationship between any of the Companies and any employee thereof.

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                  (c) Non-Interference. During the Employment Term and during the Applicable Continuation Period, the Employee will not directly or indirectly hire, engage, send any work to, place orders with, or in any manner be associated with any supplier, contractor, subcontractor or other business relation of any of the Companies if such action by him would have an adverse effect on the business, assets or financial condition of any of the Companies, or materially interfere with the relationship between any such person or entity and any of the Companies.

                  (d)      Certain Definitions.

                           (i) For purposes of this Section 10, a person or entity (including, without limitation, the Employee) shall be deemed to be a competitor of one or more of the Companies, or a person or entity (including, without limitation, the Employee) shall be deemed to be engaging in competition with one or more of the Companies, if such person or entity conducts, or, to the knowledge of the Employee, plans to conduct, the Specified Business (as hereinafter defined) as a significant portion of its business in any of the markets served by the Companies or, in the case of a person or entity pursuing a business strategy of providing telecommunications infrastructure services anywhere in the continental United States.

                           (ii) For purposes of this Agreement, "Specified Business" means (A) providing outsourced telecommunications infrastructure services to local or long distance telecommunications providers or engaging in any business conducted by the Company at the time of termination of the Employee's employment with the Company or
         (B) conducting, operating, carrying out or engaging in the business of managing any entity described in clause (A).

                  (e) Certain Representations of the Employee. In connection with the foregoing provisions of this Section 10, the Employee represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. The Employee further agrees that the limitations set forth in this
         Section 10 (including, without limitation, time and territorial limitations) are reasonable and properly required for the adequate protection of the current and future businesses of the Companies. It is understood and agreed that the covenants made by the Employee in this
         Section 10 (and in Section 6 hereof) shall survive the expiration or termination of this Agreement.

                  (f) Injunctive Relief. The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of Section 10 hereof would be inadequate and, therefore, agrees that the Company and any of its subsidiaries or affiliates shall be entitled to seek injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting the Company or any of its

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         affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                  11. Binding Effect. Without limiting or diminishing the effect of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

                  12. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and (i) delivered personally,
(ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or
(iv) sent via facsimile confirmed in writing to the recipient, if to the Company at the Company's principal place of business, and if to the Employee, at his home address most recently filed with the Company, or to such other address or addresses as either party shall have designated in writing to the other party hereto, provided, however, that any notice sent by certified or registered mail shall be deemed delivered on the date of delivery as evidenced by the return receipt.

                  13. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New
York.

                  14. Severability. The Employee agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of
Section 6 or 10 hereof is void or constitutes an unreasonable restriction against the Employee, the provisions of such Section 6 or 10 shall not be rendered void but shall apply with respect to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than Section 6 or 10 is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

                  15. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

                  16. Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

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                  17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Agreement as of the day and year first above written.
                                       LEXENT INC.



                                       By: /s/ Kevin O'Kane
                                          --------------------------------------
                                          Name:
                                          Title:



                                           /s/ Victor P. DeJoy, Sr.
                                          --------------------------------------
                                               Victor P. DeJoy, Sr.


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